EXHIBIT 4-f




                 FIRST SUPPLEMENTAL SUBORDINATED INDENTURE

                                   AMONG


                    MORGAN STANLEY FINANCE PLC, Issuer


                       MORGAN STANLEY, DEAN WITTER,
                         DISCOVER & CO., Guarantor


                                    AND


                     THE CHASE MANHATTAN BANK, Trustee






                         Dated as of June 1, 1997




                  SUPPLEMENTAL TO SUBORDINATED INDENTURE
                       DATED AS OF NOVEMBER 15, 1993
               AMONG MORGAN STANLEY FINANCE PLC, AS ISSUER,
                  MORGAN STANLEY GROUP INC., AS GUARANTOR
                       AND THE CHASE MANHATTAN BANK
               (FORMERLY KNOWN AS CHEMICAL BANK), AS TRUSTEE




               FIRST SUPPLEMENTAL SUBORDINATED INDENTURE, dated as of June 1, 1997 among MORGAN STANLEY FINANCE PLC, a company incorporated under the laws of England and Wales ("MS plc" or the "Issuer"), MORGAN STANLEY, DEAN WITTER, DISCOVER & CO., a Delaware corporation (the "Successor Corporation" and hereinafter the "Guarantor"), and THE CHASE MANHATTAN BANK (formerly known as Chemical Bank), as Trustee (the "Trustee"),

                           W I T N E S S E T H :

               WHEREAS, the Issuer, Morgan Stanley Group Inc. ("Morgan Stanley") and the Trustee are parties to that certain Subordinated Indenture dated as of November 15, 1993 (the "Indenture");

               WHEREAS, as of May 31, 1997, Morgan Stanley merged with and into Dean Witter, Discover & Co., which continued as the successor corporation and changed its name to Morgan Stanley, Dean Witter, Discover & Co.;

               WHEREAS, Section 9.1 of the Indenture requires the Successor Corporation to expressly assume the obligations of Morgan Stanley under the Indenture and the applicable Guarantee in a supplemental indenture satisfactory to the Trustee;

               WHEREAS, pursuant to and in compliance with Section 9.2 of the Indenture, the Successor Corporation shall succeed to and be substituted for Morgan Stanley under the Indenture as "Guarantor," with the same effect as if it had been named therein;

               WHEREAS, Section 8.1 of the Indenture provides that, without the consent of the Holders of any Securities or Coupons, each of the Issuer and the Guarantor, when authorized by a resolution of its Board of Directors, and the Trustee may enter into indentures supplemental to the Indenture for the purpose of, among other things, evidencing the succession of another corporation to the Guarantor and the assumption by the successor corporation of the covenants, agreements and obligations of the Guarantor and making any provisions as the Issuer or Guarantor may deem necessary or desirable, subject to the conditions set forth therein;

               WHEREAS, the Guarantor desires to add to and modify certain provisions of the Indenture to reflect a modification of the officers of the Guarantor who are authorized to execute certain documents contemplated by the Indenture;

               WHEREAS, the entry into this First Supplemental Subordinated Indenture by the parties hereto is in all respects authorized by the provisions of the Indenture; and

               WHEREAS, all things necessary to make this First Supplemental Subordinated Indenture a valid indenture and agreement according to its terms have been done;

               NOW, THEREFORE, for and in consideration of the premises, the Issuer, the Guarantor and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Securities and of the Coupons, if any, appertaining thereto as follows:



                                   ARTICLE 1

               Section 1.1. Assumption of Obligations by Successor Corporation. Pursuant to Sections 9.1 and 9.2 of the Indenture, the Successor Corporation does hereby: (i) expressly assume the obligations of the Guarantor under the applicable Guarantee and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by Morgan Stanley; (ii) agree to succeed to and be substituted for Morgan Stanley under the Indenture, with the same effect as if it had been named therein; and (iii) represent that it is not in default in the performance of any such covenant and condition.

               Section 1.2. Amendment of Section 1.1. Section 1.1 of the Indenture is hereby amended by

           (a) deleting the definition of "Guarantor Order" and inserting in lieu thereof the following: " 'Guarantor Order' means a written statement, request or order of the Guarantor signed in its name by any one of the following: the chairman of the board, the president, the chief financial officer, the chief strategic and administrative officer, the chief legal officer, the treasurer, any assistant treasurer or any such other person authorized by the Board of Directors of the Guarantor to execute any such written statement, request or order"; and

           (b) deleting the definition of "Officer's Certificate" and inserting in lieu thereof the following: "'Officer's Certificate,' when used with respect to the Issuer, means a certificate signed by the chairman or vice chairman of the board of directors, the president, the chief financial officer, any managing director or the treasurer of the Issuer and delivered to the Trustee. 'Officer's Certificate,' when used with respect to the Guarantor, means a certificate signed by any one of the following: the chairman of the board, the president, the chief financial officer, the chief strategic and administrative officer, the chief legal officer, the treasurer, any assistant treasurer or any such other person authorized by the Board of Directors of the Guarantor to execute any such certificate and delivered to the Trustee."



                                 ARTICLE 2
                               MISCELLANEOUS

               Section 2.1. Further Assurances. The Guarantor will, upon request by the Trustee, execute and deliver such further instruments and do such further acts as may reasonably be necessary or proper to carry out more effectively the purposes of this First Supplemental Subordinated Indenture.

               Section 2.2. Other Terms of Indenture. Except insofar as herein otherwise expressly provided, all the provisions, terms and conditions of the Indenture are in all respects ratified and confirmed and shall remain in full force and effect.

               Section 2.3. Terms Defined. All terms defined elsewhere in the Indenture shall have the same meanings when used herein.

               Section 2.4. GOVERNING LAW. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS FIRST SUPPLEMENTAL SUBORDINATED INDENTURE.

               Section 2.5. Multiple Counterparts. This First Supplemental Subordinated Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original for all purposes, but such counterparts shall together be deemed to constitute but one and the same instrument.

               Section 2.6. Responsibility of Trustee. The recitals contained herein shall be taken as the statements of the Issuer and the Guarantor, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Subordinated Indenture.

               Section 2.7. Agency Appointments. The Guarantor hereby confirms and agrees to all agency appointments made by Morgan Stanley under or with respect to the Indenture or the Securities and hereby expressly assumes the due and punctual performance and observance of all the covenants and conditions to have been performed or observed by Morgan Stanley contained in any agency agreement entered into by Morgan Stanley under or with respect to the Indenture or the Securities.




                          * * * * * * * * * * * * * *






               IN WITNESS WHEREOF, this First Supplemental Subordinated Indenture has been duly executed by the Issuer, the Guarantor and the Trustee as of the day and year first written above.





                              MORGAN STANLEY FINANCE PLC




                              By:______________________________
                                 Title:

Attest:

By: ____________________
      Title:

                              MORGAN STANLEY, DEAN WITTER,
                                DISCOVER & CO.



                              By:______________________________
                                 Title:

Attest:

By: ___________________
       Title:

                              THE CHASE MANHATTAN BANK,
                                as Trustee



                              By:______________________________
                                 Title:

Attest:

By: ____________________
      Title: